SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 5, 2004

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54 Broad Street, Suite 200B

Red Bank, NJ 07701

(Address of principal executive offices)

Registrant's telephone number, including area code: 732-212-1133

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2004, John Figliolini was removed from his position as an officer and Director of Atlantis Business Development Corp. The Company has provided a copy of the disclosures it is making under this Item 5.02 on the date this Report is filed with the Securities and Exchange Commission to Mr. Figliolini. The Company has requested that Mr. Figliolini furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

b) On October 5, 2004, Brian Zucker resigned from his position as Chairman of the Board of Directors. Mr. Zucker continues to serve as the Chief Financial Officer. The Company has provided a copy of the disclosures it is making under this Item 5.02 on the date this Report is filed with the Securities and Exchange Commission to Mr. Zucker. The Company has requested that Mr. Zucker furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

c) On October 5, 2004, Tim DeHerrera was appointed President of the Company by the Board of Directors. Mr. DeHerrera currently serves as a Director and Secretary/Treasurer of the Company.

d) On October 5, 2004, Mr. Christopher Dubeau was appointed Chairman of the Board of Directors. Mr. Dubeau has served on the Board since June 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

October 8, 2004                     /s/ Tim DeHerrera

Date                                     Tim DeHerrera, President